EXHIBIT 4.07
                  COLLATERAL AGENCY AGREEMENT

                   Dated as of July 31, 1996

                             among

                PANDA INTERFUNDING CORPORATION,

                   PANDA FUNDING CORPORATION

                              and

                     BANKERS TRUST COMPANY,
                as Trustee under the Indenture,
                   dated as of July 31, 1996,
                    and as Collateral Agent


                      ___________________



                       TABLE OF CONTENTS

                                                             Page

SECTION 1.  Definitions                                         3
SECTION 2.  Subordination                                       5
SECTION 3.  Exercise of Rights Under Security Documents         9
SECTION 4.  Distribution of Proceeds                           10
SECTION 5   Appointment and Duties of Collateral Agent         11
SECTION 6.  Rights of Collateral Agent                         11
SECTION 7.  Lack of Reliance on the Collateral Agent           13
SECTION 8.  Indemnification                                    14
SECTION 9.  Resignation or Removal of the Collateral Agent     14
SECTION 10. Representations and Warranties                     14
SECTION 11. No Warranties                                      15
SECTION 12. Amendments, Etc.                                   15
SECTION 13. Addresses for Notices                              15
SECTION 14. Counterparts                                       15
SECTION 15. Severability                                       15
SECTION 16. Reinstatement                                      16
SECTION 17. No Impairments of Other Rights                     16
SECTION 18. LIMITATION ON LIABILITY                            16
SECTION 19. Governing Law; Terms                               16
SECTION 20. Submission to Jurisdiction                         16
SECTION 21. No Third Party Beneficiaries                       16
SECTION 22. WAIVER OF JURY TRIAL                               17
SECTION 23. Headings                                           17
SECTION 24. Admission of Letter of Credit Provider             17


                  COLLATERAL AGENCY AGREEMENT


     COLLATERAL AGENCY AGREEMENT dated as of July 31, 1996 (this "Agreement") among Panda Interfunding Corporation, a Delaware corporation ("PIC"), Panda Funding Corporation, a Delaware corporation ("Panda Funding"), and Bankers Trust Company, a New York banking corporation, as trustee under the Indenture referred to below (in such capacity, together with its successors and assigns in such capacity, the "Trustee"), and as collateral agent for the Trustee and the Letter of Credit Provider (as defined below) (in such capacity together with its successors and assigns in such capacity, the "Collateral Agent").

                     W I T N E S S E T H :

     WHEREAS,  PIC has formed Panda Funding as a special purpose,
wholly-owned   finance  subsidiary  to  issue   debt   securities
constituting the Bonds described below;

     WHEREAS, Panda Funding, PIC and the Trustee (as trustee for the holders of the Bonds described below) are party to an Indenture dated as of July 31, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), providing, subject to the terms and conditions thereof, for the issuance by Panda Funding from time to time of certain Pooled Project Bonds (the "Bonds"), including, without limitation, $105,525,000 initial aggregate principal amount of 11 5/8% Pooled Project Bonds, Series A due 2012 (the "Series A Bonds");

     WHEREAS, Panda Funding will loan the entire proceeds of the issuance of the Series A Bonds (the "Loan") to PIC, which Loan will be made under a Loan Agreement dated of even date with the Indenture by and between Panda Funding and PIC (the "PIC Loan Agreement") and evidenced by a promissory note (the "Initial PIC Note") of PIC dated July 31, 1996, and payable to Panda Funding;

     WHEREAS, Panda Funding may from time to time loan the proceeds of subsequent series of Bonds (the "Additional Loans") to PIC, which Additional Loans will be made under the PIC Loan Agreement and evidenced by promissory notes (the "Additional PIC Notes") of PIC payable to Panda Funding;

     WHEREAS, one or more Letters of Credit (as defined in the Indenture) may be substituted for cash funds in the Debt Service Reserve Fund (as defined in the Indenture) pursuant to
Section 4.5(c) of the Indenture under a reimbursement agreement to be entered into between PIC or PIC's controlling affiliate and a financial institution (the "Letter of Credit Provider") (to the extent so entered into and as amended, supplemented or modified and in effect from time to time, together with any substitution or replacement thereof, the "Reimbursement Agreement"), and in such event this Agreement shall be amended to admit the Letter of Credit Provider as a party hereto;

     WHEREAS, to induce the purchase of the Bonds and to secure Panda Funding's obligations to the holders (from time to time) of such Bonds (the "Holders" and, together with the Trustee, and the Letter of Credit Provider, if any, the "Secured Parties"), and to induce the issuance of any letters of credit by the Letter of Credit Provider and to secure PIC's or PIC's controlling affiliate's obligations to the Letter of Credit Provider under the Reimbursement Agreement (if entered into), Panda Funding has, pursuant to a Security Agreement dated as of July 31, 1996, between Panda Funding and the Collateral Agent (the "Panda Funding Security Agreement"), granted to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of Panda Funding's assets, including, without limitation, the Initial PIC Note, the Additional PIC Notes, and Panda Funding's other personal property;

     WHEREAS,   PIC  has  agreed  to  guarantee  Panda  Funding's
obligations to the Holders and the Trustee pursuant to certain terms and covenants in the Indenture (the "PIC Guaranty");

     WHEREAS, to induce the purchase of the Bonds by the Holders, which PIC acknowledges is of substantial benefit to it (as ultimate recipient, pursuant to the Loan evidenced by the Initial PIC Note and pursuant to Additional Loans evidenced by Additional PIC Notes, of the proceeds of the issuance of the Bonds), PIC has, pursuant to the Security Agreement dated as of July 31, 1996, between PIC and the Collateral Agent (the "PIC Security Agreement"), granted to the Collateral Agent for the benefit of the Secured Parties a security interest in (i) the U.S. Accounts and Funds (as defined in the Indenture) and all balances therein,
(ii)  PIC's  interest  in the Additional Projects  Contract,  and
(iii) PIC's interest in U.S. Project Distributions, and pursuant to the Stock Pledge Agreement dated as of July 31, 1996, between PIC and the Collateral Agent (the "PIC Stock Pledge Agreement"), pledged to the Collateral Agent for the benefit of the Secured Paries (i) all of the capital stock of Panda Funding and of each PIC U.S. Entity and (ii) 60% of the capital stock of each PIC International Entity, all such assets to secure (A) Panda Funding's obligations to the Holders and the Trustee under the Indenture, (B) PIC's guarantee of Panda Funding's obligations to the Holders and the Trustee under the PIC Guaranty and (C) PIC's or PIC's controlling affiliate's obligations, if any, to the Letter of Credit Provider under any Reimbursement Agreement;

     WHEREAS, to induce the purchase of the Bonds, Panda Energy Corporation, a Texas corporation ("PEC") and corporate parent of PIC, has, pursuant to a Stock Pledge Agreement dated as of July 31, 1996, between PEC and the Collateral Agent (the "PEC Stock Pledge Agreement"), pledged to the Collateral Agent for the benefit of the Secured Parties, all of the capital stock of PIC;

     WHEREAS, the Series A Bonds are being sold to the Initial Purchaser (as defined below) pursuant to the Purchase Agreement dated as of July 26, 1996 (the "Purchase Agreement") among Panda Funding, PIC, Panda Energy International, Inc., and Jefferies & Company, Inc. (the "Initial Purchaser");

     WHEREAS, it is a condition precedent to the purchase of the Series A Bonds by the Initial Purchaser that PIC shall have pledged the Collateral as defined in, and granted the assignment and security interest contemplated by, the PIC Stock Pledge Agreement and the PIC Security Agreement, and that Panda Funding shall have pledged the Collateral as defined in, and granted the assignment and security interest contemplated by, the Panda Funding Security Agreement and that PEC shall have pledged the Collateral as defined in, and granted the assignment and security interest contemplated by, the PEC Stock Pledge Agreement; and

     WHEREAS, in connection with the Indenture, and any Reimbursement Agreement entered into by PIC or a controlling affiliate of PIC with a Letter of Credit Provider, the parties hereto desire to enter into this Agreement to provide for, among other things, (a) the exercise by the Collateral Agent of certain rights and remedies under this Agreement and the other Security Documents (as defined in the Indenture) on behalf of the Secured Parties, (b) the priority of payments and application of funds received by the Collateral Agent, (c) the priority of their respective security interests created by the Security Documents and (d) the appointment of the Collateral Agent to act as collateral agent for the Secured Parties.

     NOW, THEREFORE, to secure the Bonds, the PIC Guaranty and the performance of the agreements in the Indenture and in the Reimbursement Agreement (if entered into) and in consideration of the premises and in order to induce the Initial Purchaser to purchase the Series A Bonds, and for other good and valuable consideration, the receipt and the adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms used herein and not defined in this Agreement shall have the respective meanings assigned thereto in the Indenture, whether specifically set forth therein or by reference to another document. Each such definition shall be equally applicable to both the singular and the plural forms of each such term so defined. Unless the context otherwise requires, any reference in this Agreement to any agreement, contract or document shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any Person shall include its successors and permitted assigns and, in the case of any Government Authority, any Person succeeding to its functions and capacities. Unless otherwise specified herein, (i) all references to Sections, paragraphs or other subdivisions herein are to this Agreement and
(ii) the words "include", "includes", and "including" are deemed to be followed by "without limitation" whether or not they are, in fact, followed by such words or words of like import.

     (a)  In addition, as used herein:

     "Bond Obligations" shall mean all Senior Obligations at any time owing to the Holders.

     "Collateral" shall mean, collectively, the "Collateral" as defined in the Panda Funding Security Agreement, the PIC Stock
Pledge  Agreement, the PIC Security Agreement and the  PEC  Stock
Pledge Agreement.

     "Collateral Agent Claims" shall mean, at any time, all obligations of PIC or Panda Funding, now or hereafter existing, to pay fees, costs, expenses, indemnities and other amounts to the Collateral Agent pursuant to Sections 6(f), 8 or 16 hereof or pursuant to any Security Document or Transaction Document.

     "Event of Default" shall mean an "Event of Default" as such term is defined in the Indenture or an "Event of Default" as such term is defined in the Reimbursement Agreement (if entered into).

     "Responsible Officer" when used with respect to the Trustee or to the Collateral Agent, shall mean any officer in the corporate trust and agency group (or any successor group) of the Trustee or the Collateral Agent including without limitation, any vice president, assistant vice president, assistant secretary or any other officer of the Trustee or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Secured Obligations" shall mean all indebtedness, liabilities and other obligations of PIC and Panda Funding (including, but not limited to, all such obligations in respect of principal, premiums, interest, fees, reimbursement obligations, Collateral Agent Claims, Trustee Claims, penalties, indemnities, costs and other expenses, whether due after acceleration or otherwise) to the Collateral Agent or the Secured Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Bonds, the Indenture, this Agreement, the other Security Documents and the Reimbursement Agreement (if entered into), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising therefrom or relating thereto.

     "Secured Party Direction" shall mean a written direction from the Trustee (acting in accordance with the requirements of the Indenture) or the Letter of Credit Provider, if any, to the Collateral Agent.

     "Security Interest" shall mean any Lien on the Collateral granted to the Collateral Agent for the benefit of a Secured
Party pursuant to any Security Document or the Indenture.

     "Senior Obligations" shall mean all Secured Obligations, except in respect of the Reimbursement Agreement (if entered into).

     "Subordinated   Obligations"   shall   mean   all    Secured
Obligations in respect of any Reimbursement Agreement.

     "Transaction Documents" shall mean all agreements, documents and instruments evidencing and/or securing any of the Secured
Obligations.

     "Transfer Restrictions" shall have the meaning ascribed thereto in the PIC Security Agreement.

     "Trustee Claims" shall mean, at any time, all obligations of PIC and Panda Funding, now or hereafter existing, to pay fees, costs, expenses, indemnities or other amounts to the Trustee pursuant to the Indenture.

     (b) Each of PIC and Panda Funding agrees that (i) any Reimbursement Agreement shall provide for the issuance of letters of credit with an aggregate available amount not in excess of an amount equal to the Debt Service Reserve Requirement as it may exist from time to time for the sole purpose of substituting for all or a portion of the monies otherwise required by the Indenture to be maintained in the Debt Service Reserve Fund,
(ii) any Reimbursement Agreement (or any replacement or substitute Reimbursement Agreement) shall be on terms reasonably acceptable to the Secured Parties (other than the Letter of Credit Provider), PIC and Panda Funding and shall provide that all parties thereto agree to be bound by the terms of this Agreement and the Letter of Credit Provider thereunder shall execute an amendment to this Agreement in accordance with
Section 24 hereof, on behalf of itself and any other financial institution party to the Reimbursement Agreement then in effect, which amendment shall state the address for notices hereunder to such Person and (iii) immediately upon the substitution or replacement of a Letter of Credit Provider (or any successor thereto) as a result of a replacement of a Reimbursement Agreement or otherwise, such substitute or replacement Letter of Credit Provider shall execute an amendment to this Agreement in accordance with Section 24 hereof pursuant to which it, on behalf of itself and any other financial institution party to the Reimbursement Agreement then in effect, agrees to be bound by this Agreement and, together with PIC and Panda Funding, deliver a written notice to the Collateral Agent stating the address for notices hereunder to such Person. PIC and Panda Funding shall deliver to the Trustee an incumbency certificate with specimen signatures for designated Authorized Representatives.

     (c)   The  Letter of Credit Provider, upon its execution  of
this  Agreement,  shall  deliver to  the  Trustee  an  incumbency
certificate   with   specimen  signatures  for   its   designated
Authorized Representatives.

     SECTION 2.     Subordination.

     (a) General. To the extent and in the manner set forth herein, any payment of the Subordinated Obligations (except for
(i)  any  payment  from assets of PIC other than the  Collateral,
(ii)  amounts  on  deposit  in  the U.S.  Distribution  Fund  and
(iii) with respect to payments to be made to the Letter of Credit Provider, fees from amounts on deposit in the PIC Expense Fund) is expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Obligations due to the Secured Parties, other than the Letter of Credit Provider, in cash or cash equivalents (including, for all purposes of these subordination terms, all interest accruing on Senior Obligations after the filing of a petition in bankruptcy or the commencement of any insolvency or bankruptcy proceedings with respect to PIC or Panda Funding, and all commissions, fees, indemnities and other amounts payable under the Transaction Documents to the Collateral Agent and the Secured Parties other than the Letter of Credit Provider). The Letter of Credit Provider agrees that it will not take or receive from PIC, by set-off or in any other manner, or retain, or, ask, demand or sue for, payment (in whole or in part) of the Subordinated Obligations, or any security therefor (except for (i) any payment from assets of PIC other than the Collateral, (ii) amounts on deposit in the U.S. Distribution Fund and (iii) with respect to payments to be made to the Letter of Credit Provider, fees from amounts on deposit in the PIC Expense Fund) unless and until all of the Senior Obligations due to the Secured Parties other than the Letter of Credit Provider have been paid in full in cash or cash equivalents. The Letter of Credit Provider shall direct PIC and Panda Funding to make, and PIC and Panda Funding have agreed to make, such prior payment of the Senior Obligations due to the Secured Parties other than the Letter of Credit Provider.

     (b) Payment Upon Dissolution, Etc. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to PIC or Panda Funding or its creditors as such, or to its assets, or (ii) any liquidation, dissolution (other than dissolution of PIC that is cured within 15 days and which, prior to such cure, would not reasonably be expected to result in a Material Adverse Change) or other winding up of PIC or Panda Funding, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of PIC or Panda Funding, then and in any such event the Collateral Agent, for the equal and ratable benefit of the holders of the Senior Obligations, shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Obligations before the Letter of Credit Provider shall be entitled to receive any payment on account of the Subordinated Obligations, and to that end, any payment or distribution of any kind or character (except for (A) any payment from assets of PIC other than the Collateral, (B) amounts on deposit in the U.S. Distribution Fund and (C) with respect to payments to be made to the Letter of Credit Provider, fees from amounts on deposit in the PIC Expense Fund), whether in cash, property or securities which may be payable or deliverable in respect of the Subordinated Obligations in any such case, proceeding, dissolution, liquidation or other winding up or event shall instead be paid or delivered directly to the Collateral Agent for application to the Senior Obligations, whether or not due, until the Senior Obligations shall have first been fully paid and satisfied in cash or cash equivalents.

     (c) No Proceedings; No Collateral. Whether or not any default in payment of any Senior Obligation shall exist or any Default shall have occurred and be continuing, the Letter of Credit Provider shall not, without prior written consent of the Trustee (acting at the direction of the Holders under the Indenture), (i) commence any action or proceeding against PIC or Panda Funding to demand or enforce the payment of any principal of, interest or premium on or other amount payable in respect of the Subordinated Obligations, or exercise any right of set off in respect thereof, (ii) commence any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith relating to PIC or Panda Funding or its assets or creditors or
(iii) request, demand or accept any collateral security for the Subordinated Obligations, other than as provided herein and in the other Security Documents; provided that the Letter of Credit Provider may, if it is otherwise permitted to take such action under the Reimbursement Agreement, take any action against PIC described in clauses (i) and (iii) above if such action is restricted to the assets of PIC not constituting Collateral.

     (d) Payment to Collateral Agent of Certain Amounts Received by the Letter of Credit Provider. If , notwithstanding the terms hereof, the Letter of Credit Provider receives on account or in respect of the Subordinated Obligations any distribution of assets by PIC or Panda Funding or payment by or on behalf of PIC or Panda Funding of any kind or character (except for (i) any payment from assets of PIC other than the Collateral,
(ii)  amounts  on  deposit  in  the U.S.  Distribution  Fund  and
(iii) with respect to payments to be made to the Letter of Credit Provider, fees from amounts on deposit in the PIC Expense Fund), whether in cash, securities or other property, prior to the payment in full in cash or cash equivalents of all Senior Obligations due to the Secured Parties other than the Letter of Credit Provider, the Letter of Credit Provider shall hold such distribution or payment in trust as property of the Collateral Agent for the benefit of the holders of the Senior Obligations, and shall, immediately upon receipt thereof, pay over or deliver to the Collateral Agent such distribution or payment in precisely the form received (except for the endorsement or assignment by the Letter of Credit Provider where necessary) for application pursuant to Section 4 hereof. In the event of failure of the Letter of Credit Provider to make any such endorsement or assignment, the Collateral Agent is irrevocably authorized to make the same.

     (e) Authorization of the Collateral Agent. Each of the Trustee (acting at the direction of the Holders) and the Letter of Credit Provider hereby (i) irrevocably authorizes and empowers (without imposing any obligation on) the Collateral Agent to demand, sue for, collect and receive all payments and distributions (except for (A) any payment from assets of PIC other than the Collateral, (B) amounts on deposit in the U.S. Distribution Fund and (C) with respect to payments to be made to the Letter of Credit Provider, fees from amounts on deposit in the PIC Expense Fund) on or in respect of the Secured Obligations which are required to be paid or delivered to the Collateral Agent, as provided herein, and to file and prove all claims therefor and take all such other action, in the name of the Trustee and/or the Letter of Credit Provider or otherwise, as the Collateral Agent may be directed by the Trustee acting pursuant to Article IX of the Indenture, (ii) irrevocably authorizes and empowers (without imposing any obligation on) the Collateral Agent, after the occurrence of any event described in clause (i),
(ii) or (iii) of Section 2(b) hereof and after the Collateral Agent has been directed to do so by the Trustee acting pursuant to Article IX of the Indenture, to vote the Senior Obligations and the Subordinated Obligations (except to the extent, if any, that such Subordinated Obligations are secured by assets of PIC other than the Collateral) during the pendency of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith or relating to PIC or Panda Funding in such manner as the Trustee acting pursuant to Article IX of the Indenture shall instruct and (iii) agree to execute and deliver to the Collateral Agent all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be requested by the Collateral
Agent in order to enable the Collateral Agent to enforce all claims upon or in respect of the Secured Obligations whenever the Collateral Agent is authorized and permitted to do so under the Security Documents.

     (f) Notice; Legend. The Letter of Credit Provider agrees, for the benefit of the Collateral Agent, the Trustee and each Holder, that it will give the Collateral Agent and the Trustee prompt written notice of any default by PIC or Panda Funding in respect of the Subordinated Obligations. The Letter of Credit Provider agrees that any note, bond or other instrument held by it evidencing the Subordinated Obligations shall bear a prominent legend specifying that payment of principal of, interest on or other amount in respect of such note, bond or other instrument (except for (i) any payment from assets of PIC other than the Collateral, (ii) amounts on deposit in the U.S. Distribution Fund and (iii) with respect to payments to be made to the Letter of Credit Provider, fees from amounts on deposit in the PIC Expense
Fund) is subordinated to the Senior Obligations on the terms and conditions set forth herein.

     (g) No Waiver; Modification of Senior Obligations. No failure on the part of the Collateral Agent, the Trustee or the Holders, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof by the Collateral
Agent or the Trustee or the Holders, nor shall any single or partial exercise by the Collateral Agent or the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Collateral Agent or the Trustee or allowed to the Collateral Agent, the Trustee or the Holders by law or other agreement shall be cumulative and not exclusive, and may be exercised by the Collateral Agent or the Trustee, for the equal and ratable benefit of the holders of the Senior Obligations, from time to time.

     Without in any way limiting the generality of the foregoing paragraph, the Trustee, acting at the direction of the Holders as provided in the Indenture, may, at any time and from time to time, without the consent of or notice to the Letter of Credit Provider, without incurring responsibility to the Letter of
Credit Provider, and without impairing or releasing the subordination provided herein or the obligations hereunder of the Letter of Credit Provider, do any one or more of the following:
(i) change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, any Senior Obligation, or otherwise amend or supplement in any manner any Senior Obligation or any instrument evidencing the same or any agreement under which any Senior Obligation is outstanding or the Indenture or the Bonds to the extent permitted by the terms of such documents or instruments; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Obligation; (iii) release any Person liable in any manner for any Senior Obligation; and (iv) exercise or refrain from exercising any right against PIC, Panda Funding or any other Person. The Letter of Credit Provider unconditionally waives notice of the incurring of the Senior Obligations or any part thereof. Notwithstanding the foregoing, the Trustee shall not reduce the order of priority of the PIC Expense Fund in
Section 4.2 of the Indenture without the prior written consent of the Letter of Credit Provider.

     (h) Subrogation. The Letter of Credit Provider shall be subrogated to the rights of the holders of the Senior Obligations against PIC and Panda Funding and their respective Property in respect of the Senior Obligations; provided that the Letter of Credit Provider shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all Senior Obligations have been paid in full.

     (i) Benefit of Subordination Provisions. These subordination provisions are intended solely to define the relative rights of the Letter of Credit Provider and its successors and permitted assigns on the one hand and the holders of the Senior Obligations and each of their respective successors and permitted assigns on the other hand.

     (j) Further Assurances. The Letter of Credit Provider, at its own cost, shall take all further action as the Collateral Agent or the Trustee may reasonably request in order more fully to carry out the intent and purpose of these subordination provisions.

     (k) Priority of Security Interests. The priorities specified herein are applicable irrespective of any statement in any Security Document or in any other agreement to the contrary, the time or order or method of attachment or perfection of any of the Security Interests or the time or order of filing of financing statements or the giving or failure to give notice of the acquisition or expected acquisition of any type of security interest. The parties hereto hereby agree that, as among the Secured Parties, the Security Interest of the Secured Parties other than the Letter of Credit Provider shall constitute a first priority security interest in the Collateral and the Security
Interest of the Letter of Credit Provider shall constitute a second priority Security Interest in the Collateral.

     (l) Demand of Specific Performance. The Trustee, acting at the direction of the Holders pursuant to the Indenture, hereby authorizes and directs the Collateral Agent on its behalf to demand specific performance of these terms of subordination, whether or not PIC or Panda Funding shall have complied with any of the provisions hereof applicable to PIC or Panda Funding at any time when the Letter of Credit Provider shall have failed to comply with any of such provisions applicable to the Letter of Credit Provider. The Letter of Credit Provider hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

     SECTION  3.     Exercise of Rights Under Security Documents.
So long as any Secured Obligation remains outstanding, the following provisions shall apply:

     (a) If any Event of Default shall have occurred and be continuing, upon the written request of the Trustee acting pursuant to Article IX of the Indenture, the Collateral Agent, on behalf of the Secured Parties, shall be permitted and is hereby authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under this Agreement or any of the other Security Documents (as directed in such request).

     (b) Each of the Trustee, the Letter of Credit Provider and the Collateral Agent hereby agrees to give to the others written notice of the occurrence of any Event of Default promptly after a Responsible Officer of such Person receives written notice of the occurrence thereof, provided, however, that the failure to provide such notice shall not limit or impair the rights of any of the Collateral Agent or the Secured Parties hereunder or under the Transaction Documents or result in any liability to the Secured Party failing to do so.

     (c) The Trustee, on behalf of and at the direction of the Bondholders pursuant to the Indenture, hereby acknowledges and agrees that all U.S. Accounts and Funds held by the Trustee in accordance with Article IV of the Indenture are held for the benefit of the Secured Parties and that the Trustee shall hold such U.S. Accounts and Funds as agent for the Collateral Agent
(and each of the Letter of Credit Provider and the Collateral Agent agrees that the provisions of this Section 3 (to the extent applicable) and of Sections 5, 6, 7 and 8 hereof shall inure to the benefit of the Trustee as to any actions taken or omitted to be taken by it as such agent with respect to the U.S. Accounts and Funds). If any Event of Default shall have occurred and be continuing, the Trustee, when required to do so pursuant to the Indenture, shall deliver all (or any portion of, as so directed) the monies, instruments or other property in such U.S. Accounts and Funds to the Collateral Agent to be distributed by the
Collateral Agent in accordance with Section 4 hereof. The Trustee hereby acknowledges and agrees (acting as agent of the Collateral Agent) that it shall make all payments to the other Secured Parties required to be made by it under the Indenture and shall take all actions for the benefit of the other Secured Parties required to be taken by it pursuant to the Indenture in accordance with the terms and provisions of the Indenture.

     (d) Each of the Secured Parties hereby acknowledges and agrees that the Collateral Agent shall administer the Collateral in the manner contemplated by this Agreement and the other Security Documents and the Collateral Agent shall take and exercise, as directed by the Trustee in accordance with
Section 3(a) hereof, such actions, rights, remedies and options with respect to the Collateral as are granted or permitted to it under this Agreement, the other Security Documents and applicable law. No Secured Party shall have any right (i) to direct the Collateral Agent to take any action in respect of the Collateral other than in accordance with this Section 3 or (ii) to take any action with respect to the Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent to take action in accordance with this Section 3.

     SECTION 4.     Distribution of Proceeds.

     (a) Subject to Section 4(b) hereof, the proceeds of any sale, disposition or other realization by the Collateral Agent or by any other Secured Party upon the Collateral (or any portion thereof), or other receipt by the Collateral Agent of cash, securities or other property, pursuant to the Security Documents shall be distributed in the following order of priority:

          first, to the Collateral Agent and Trustee, ratably, in an amount equal to the amounts due in respect of the
     Collateral Agent Claims and the Trustee Claims due and payable as of the date of such distribution; provided that, prior to any such distribution to the Trustee, the Collateral Agent shall have received a certificate signed by the Trustee, in form and substance satisfactory to the Collateral Agent, setting forth the amount of unpaid Trustee Claims as of the date of such distribution;

          second, to the Trustee for distribution in accordance with the Indenture, an amount equal to the unpaid amount of Bond Obligations (whether or not then due);

          third, to the Letter of Credit Provider, an amount equal to the unpaid amount of Subordinated Obligations (if any) (whether or not then due); and

          fourth, to the applicable grantors, pledgors or mortgagors under the applicable Security Documents as their interest may appear or their successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds, it being understood that Panda Funding (and PIC pursuant to the PIC Guaranty), subject to the limitations on recourse contained in the Indenture and the Reimbursement Agreement (if entered into) shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in clauses first through third of this
Section 4. As used in this Section 4(a), "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distribution in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of PIC or Panda Funding or any issuer of or obligor on any of the Collateral.

     (b) Notwithstanding Section 4(a) above, if the Collateral Agent receives any proceeds resulting from a Mandatory Redemption Event, after deducting the amount of any outstanding Collateral Agent Claims, the Collateral Agent shall pay such proceeds to the Trustee for application in accordance with the terms of the Indenture.

     SECTION 5.   Appointment and Duties of Collateral Agent.

     (a) Each of the Trustee and the Letter of Credit Provider hereby designates and appoints Bankers Trust Company, as Trustee, to act as the Collateral Agent hereunder, under the Security Documents and the other Transaction Documents to which it is a party, and authorizes the Collateral Agent to take such actions on the Secured Parties' behalf under the provisions of the Security Documents and the other Transaction Documents to which it is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Documents and the other Transaction Documents to which it is a party. Notwithstanding any provision to the contrary elsewhere in the Security Documents and the other
Transaction Documents to which it is a party, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents and the other Transaction Documents to which it is a party, or any fiduciary relationship with any Secured Party, and no implied covenants, functions or responsibilities shall be read into the Security Documents or the other Transaction Documents to which it is a party or otherwise exist against the Collateral Agent.

     (b) The Collateral Agent will give notice to the Secured Parties of any action taken by it under any Security Document or any other Transaction Document to which it is a party; such notice shall be given prior to the taking of such action unless the Collateral Agent determines upon advice of counsel that failure to take immediate action would be detrimental to the interests of the Secured Parties, in which event such notice shall be given promptly after the taking of such action.

     (c) Notwithstanding anything to the contrary in any Security Document or any other Transaction Document to which it is a party, the Collateral Agent shall not be required to exercise any discretionary rights or remedies under any of the Security Documents or the other Transaction Documents to which it is a party or give any consent under any of the Security Documents or the other Transaction Documents to which it is a party or enter into any agreement amending, modifying, supplementing or waiving any provision of any Security Document or any other Transaction Document to which it is a party unless it shall have been directed to do so by the Trustee acting pursuant to the Indenture.

     SECTION 6.     Rights of Collateral Agent.

     (a) The Collateral Agent may execute any of its duties under the Security Documents and the other Transaction Documents to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with any Security Document or any other Transaction Document to which it is a party (except for its gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties (other than those made by the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates) contained in any Security Document or any other Transaction Document to which it is a party or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Security Document for any other Transaction Document to which it is a party or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or any other Transaction Document to which it is a party or for any failure of PIC or Panda Funding to perform their obligations thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Security Document or any other Transaction Document to which it is a party, or to inspect the properties, books or records of PIC or Panda Funding.

     (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Secured Party Direction, note, writing, resolution, notice, consent, certificate, direction, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to PIC or Panda Funding), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Trustee, the Collateral Agent shall be fully protected in relying on a certificate of the Trustee, signed by an authorized representative of the Trustee, stating specifically the Security Document or the Transaction Document and provision thereof pursuant to which the Collateral Agent is being directed to act. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, on such certificate. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Security Document or any other Transaction Document if (i) such action would, in the opinion of the Collateral Agent, be contrary to law or the terms of the Security Documents or the other Transaction Documents, (ii) such action is not specifically provided for in such Security Document or other Transaction Document or any other Security Document or other Transaction Document, and it shall not have received an Officers' Certificate and an Opinion of Counsel, or (iii) it shall not first be indemnified to its satisfaction by the Secured Parties (other than the Trustee) against any and all liabilities and expenses that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Security Document or any other Transaction Document in accordance with a request of the Trustee, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

     (d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of any Security Document or any other Transaction Document relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Secured Parties, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Trustee that the Trustee (acting pursuant to the Indenture) concurs in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or such other Security Document or such other Transaction Document or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Trustee in this respect, and such confirmation shall be binding upon the Collateral Agent and all the Secured Parties.

     (e) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default unless and until a Responsible Officer (as such term is defined in the Indenture with respect to the Trustee) of the Collateral Agent has received a written notice or a certificate from a Responsible Officer of the Trustee, or an Authorized Representative of the Letter of Credit Provider, PIC or Panda Funding stating that an Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. Notwithstanding any provision hereof or of any Security Document or any other Transaction Document to which it is a party, the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Security Document or any other Transaction Document to which it is a party or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If the Collateral Agent receives a notice of the occurrence of any Event of Default, the Collateral Agent shall forward a copy of such notice to the Trustee and the Letter of Credit Provider. The Collateral Agent shall take such action with respect to such Event of Default as directed pursuant to Section 3(a) hereof.

     (f) PIC and Panda Funding jointly and severally agree to pay to the Collateral Agent all reasonable fees, costs and expenses of the Collateral Agent (including without limitation, reasonable fees and expenses of legal counsel, accountants, agents or other persons not regularly in its employ), in connection with or incident to (i) the acceptance and administration of this Agreement, the Security Documents and the other Transaction Documents to which it is a party, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Secured Parties under the Security Documents and the other Transaction Documents to which it is a party or (iv) the failure by either PIC or Panda Funding to perform or observe any of the provisions of the Security Documents or any Transaction Documents to which it is a party.

     (g) The Collateral Agent hereby designates and appoints the Trustee to hold all U.S. Accounts and Funds as agent for the Collateral Agent for the benefit of the Secured Parties.

     SECTION 7. Lack of Reliance on the Collateral Agent. Each of the Secured Parties expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Except for notices, reports and other documents expressly required to be furnished to any Secured Party by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Project, PIC or Panda Funding which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

     SECTION 8. Indemnification. PIC and Panda Funding jointly and severally agree to indemnify the Collateral Agent and each Secured Party from and against any and all claims, losses, liabilities and damages of any kind or nature whatsoever
(including indirect, incidental and consequential damages) arising out of or resulting from (i) this Agreement, any Security Document and any other Transaction Document to which it is a party, but excluding any such claims, losses, liabilities or damages arising out of or resulting from the Collateral Agent's or such Secured Party's gross negligence or willful misconduct or
(ii) any refund or adjustment of any amount paid or payable to the Collateral Agent or any Secured Party under or in respect of any Collateral, or any interest thereon, which may be ordered or otherwise required by any Person. The provisions of this
Section  8  and  of  Sections  6(f)  and  16  shall  survive  the resignation or removal of the Collateral Agent and the termination of this Agreement.

     SECTION 9. Resignation or Removal of the Collateral Agent. The Collateral Agent may resign as Collateral Agent upon ten days' notice to the Trustee, the Letter of Credit Provider (if any), PIC and Panda Funding and may be removed at any time with or without cause by the Trustee, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 9. If the Collateral Agent shall resign or be removed as Collateral Agent, then the Trustee (acting at the direction of the Bondholders pursuant to the Indenture) shall (and if no such successor shall have been appointed within 30 days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Secured Parties, which successor agent shall be reasonably acceptable to the Bondholders, the Letter of Credit Provider (if any), PIC and Panda Funding (and which successor agent shall meet the standards required for successors to the Trustee, as provided in the Indenture) whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent", and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and, except as expressly provided herein, the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Secured Parties. If no successor is appointed within 60 days, the Collateral Agent (at the expense of Panda Funding and PIC) may petition any court of competent jurisdiction to appoint a successor.

     After resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to the former
Collateral Agent's benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

     SECTION 10. Representations and Warranties. Each of PIC and Panda Funding hereby makes the following representations and warranties with respect to itself for the benefit of the Secured
Parties:

          (i) Each of PIC and Panda Funding has all necessary corporate power and authority to execute, deliver and perform under this Agreement. All action on the part of PIC and Panda Funding that is required for the authorization, execution, delivery and performance of this Agreement, in each case has been duly and effectively taken; and the execution, delivery and performance of this Agreement does not require the approval or consent of any holder or trustee of any debt or other obligations of PIC and Panda Funding which has not been obtained.

          (ii) This Agreement has been duly executed and delivered by PIC and Panda Funding. This Agreement constitutes a legal, valid and binding obligation of each of PIC and Panda Funding enforceable against such Person in accordance with its terms, except as such enforceability
     (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     SECTION 11. No Warranties. Except as otherwise expressly provided herein, the Secured Parties have not made any warranty, express or implied, or assumed any liability with respect to the enforceability, validity, value or collectability of the Collateral (or any portion thereof). No Secured Party shall be liable to any other Secured Party for any action or failure to act or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of any Secured Party or any Secured Party's agents, officers, employees or attorneys with respect to any transaction relating to any of the Security Documents or the Collateral.

     SECTION 12. Amendments. Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and duly executed by the Trustee, the Letter of Credit Provider (if any) and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver by such Secured Party of any right, power or remedy or preclude any further exercise thereof, or the exercise of any other right, power or remedy.

     SECTION 13. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing
(including telecopy communication) and shall be mailed, telecopied or delivered to PIC, Panda Funding, the Trustee, the Letter of Credit Provider (if any) and the Collateral Agent at its address specified on the signature page hereof or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 13. All such notices and other communication shall, when mailed or telecopied, respectively, be effective when deposited in the mails or telecopied, respectively, addressed as aforesaid.

     SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 15. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 16. Reinstatement. This Agreement shall automatically be reinstated if and to the extent that for any reason payment in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceeding in bankruptcy or reorganization or otherwise, and PIC and Panda Funding shall jointly and severally indemnify the Collateral Agent and each Secured Party on demand for all reasonable fees, costs and expenses (including reasonable counsel's fees) incurred by the Collateral Agent or such Secured Party in connection with such rescission or restoration.

     SECTION 17. No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Collateral Agent or Secured Parties may have or may obtain against PIC or Panda Funding.

     SECTION  18.     LIMITATION ON LIABILITY.   Notwithstanding
anything herein to the contrary, recourse to PIC and Panda Funding (and any affiliate of PIC or Panda Funding or any incorporator, partner, stockholder, agent, officer, employee or director of PIC, Panda Funding or any such affiliate) for the payment and performance of the Secured Obligations (including, without limitation, all costs and expenses to be borne by PIC or Panda Funding hereunder) shall be limited to the extent provided in section 5.1 of the Indenture, which provisions are hereby incorporated into this Agreement in their entirety.

     SECTION 19. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity of remedies provided hereunder are governed by the laws of any jurisdiction other than the State of New York. Unless otherwise defined herein or in the Indenture, terms used in Article 9 of the UCC are used herein as therein defined.

     SECTION 20. Submission to Jurisdiction. Each of PIC, Panda Funding, the Trustee, the Letter of Credit Provider (upon its execution of this Agreement) and the Collateral Agent hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each of PIC, Panda Funding, the Trustee, the Letter of Credit Provider (upon its execution of this Agreement) and the Collateral Agent hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 21. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Collateral Agent and the Secured Parties, and no Person (other than the parties hereto, and their successors and assigns permitted hereunder) shall have any rights hereunder.

     SECTION 22. WAIVER OF JURY TRIAL. Each of PIC, Panda Funding, the Trustee, the Letter of Credit Provider (upon its execution of this Agreement) and the Collateral Agent hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

     SECTION 23. Headings. Headings used in this Agreement are for convenience of reference only and are not intended to affect the interpretation of any provision of this Agreement.

     SECTION 24. Admission of Letter of Credit Provider. Upon written notice from PIC that it will, pursuant to Section 4.5(c) of the Indenture, exercise its right to substitute a Letter of Credit for all or a portion of the funds in the Debt Service Reserve Fund under the terms of a Reimbursement Agreement with a Letter of Credit Provider, in each case reasonably acceptable to the Trustee and in accordance with the Indenture, the parties hereto will amend this Agreement to admit the Letter of Credit Provider as a party hereto in such capacity with the rights and obligations set forth herein.


     IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   PANDA FUNDING CORPORATION

                                   By:
                                   Name:  Robert W. Carter
                                   Title: Chairman of the Board, President
                                          and Chief Executive Officer

                                   Address: 4100 Spring  Valley Road
                                            Suite 1001
                                            Dallas, Texas 75244

                                   PANDA INTERFUNDING CORPORATION

                                   By:
                                   Name:  Robert W. Carter
                                   Title: Chairman of the Board, President
                                          and Chief Executive Officer

                                   Address: 4100 Spring Valley Road
                                            Suite 1001
                                            Dallas, Texas 75244



                                   BANKERS   TRUST  COMPANY,
                                   as Trustee and as Collateral Agent

                                   By:
                                   Name:  Marie C. Rasch
                                   Title: Vice President

                                   Address: 4 Albany Street
                                            New York, New York 10006